Exhibit 99.1

Move, Inc. Announces First Quarter 2009 Financial Results

WESTLAKE VILLAGE, Calif.--(BUSINESS WIRE)--May 7, 2009--Move, Inc. (NASDAQ:MOVE) reported financial results for the first quarter ended March 31, 2009.

Revenue for the first quarter was $54.9 million, compared to $61.9 million in the first quarter of 2008. Loss from continuing operations for the first quarter was $8.9 million, compared to a loss of $0.8 million for the first quarter of 2008. The net loss applicable to common stockholders was $10.6 million, or $.07 per share, compared to a net loss of $4.6 million, or $.03 per share in the first quarter of 2008. The first quarter 2009 results reflected non-recurring charges due to the departure of two senior executives, which included $1.9 million in severance pay and $8.7 million in stock-based compensation charges associated with those departures and the hiring of a new chief executive officer. The first quarter of 2008 included $2.0 million in severance costs for departing executives.

Move's Adjusted EBITDA (earnings from continuing operations before interest, taxes, stock-based compensation and charges, depreciation, amortization and other non-recurring charges) on a non-GAAP basis for the first quarter of 2009 was $6.6 million, compared to $5.5 million for the first quarter of 2008. The Company has reported Adjusted EBITDA because management uses it to monitor and assess the Company's performance and believes it is helpful to investors in understanding the Company's business.

"During my first three months as CEO at Move, I’ve learned a great deal about the passion of our employees, the significant assets we own, and the tremendous market opportunities I believe exist today," said Steve Berkowitz, Move's CEO. “No other company matches our unique capability to provide the extensive roster of valuable services we deliver to all sides of the real estate value chain, from consumers to real estate professionals to advertisers. Moving forward, we will better focus our efforts on leveraging our key assets, addressing areas of the business that need to be fixed, and expanding our capabilities in other areas that will drive our future growth. As a team, we will maintain and strengthen our existing business model while simultaneously building for the future. Consequently, we’ve initiated a core shift in the structure of our company from an organization built around individual products to one centered around common business functions. This change will enable us to more fully leverage the strengths of all our assets across the entire organization and improve our overall financial and operational performance.”

Conference Call

As previously announced, Move, Inc. will host a conference call, which will be broadcast live over the Internet today, Thursday, May 7, 2009, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). Chief Executive Officer, Steve Berkowitz, and Chief Financial Officer, Lew Belote, will discuss the Company's first quarter 2009 results. In order to participate in the call, please dial (800) 320-2978, or if outside the U.S., (617) 614-4923 with passcode 35615370, at least five minutes prior to the 2:00 p.m. PT start time. A live webcast and replay of the call will also be available at http://investor.move.com under the Event Calendar menu. An audio replay will be available between 8:00 p.m. ET, May 7, 2009, and 11:59 p.m. ET, May 14, 2009, by calling (888) 286-8010, or (617) 801-6888, with passcode 59067438.

For additional information regarding the Company's results, please go to the "SEC Filings" section at http://investor.move.com to view annual reports as filed with the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2008 on March 9, 2009. Move's Form 10-Q for the quarter ended March 31, 2009 is expected to be filed with the Securities and Exchange Commission on, or before, May 11, 2009.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements presented in accordance with generally accepted accounting principles in the United States ("GAAP"), Move uses a non-GAAP measure of income (loss) from continuing operations excluding restructuring, impairment of long-lived assets, litigation settlement charges and certain other non-cash and non-recurring items, principally depreciation, amortization and stock-based compensation and other charges, which is referred to as EBITDA. The Company has also presented a non-GAAP table of Segment Data for the three months ended March 31, 2009 and 2008 that extracts stock-based compensation under SFAS 123R "Share Based Payment". A reconciliation of these non-GAAP measures to GAAP is provided in the attached tables. These non-GAAP adjustments are provided to enhance the user's overall understanding of Move's current financial performance and its prospects for the future and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. These non-GAAP measures are the primary basis management uses for planning and forecasting its future operations. Move believes these non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results and a more consistent basis for comparison between quarters and should be carefully evaluated.

This press release may contain forward-looking statements, including information about management's view of Move's future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Move, its subsidiaries, divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Move files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on Move's future results. The forward-looking statements included in this press release are made only as of the date hereof. Move cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Move expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

ABOUT MOVE, INC.

Move, Inc. (NASDAQ:MOVE) is the leader in online real estate with 7.0 million [1] monthly visitors to its online network of websites. Move, Inc. operates: Move.com®, a leading destination for information on new homes and rental listings, moving, home and garden and home finance; REALTOR.com®, the official Web site of the National Association of REALTORS®; Welcome Wagon®; Moving.com; SeniorHousingNet™; and TOP PRODUCER® Systems. Move, Inc. is based in Westlake Village, California. For more information: www.move.com.

[1] comScore Media Metrix, March 2009

MOVE, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share amounts)

	Three Months Ended March 31,
	2009	2008
	(unaudited)
Revenue	$54,868	$61,942
Cost of revenue (1)	12,647	11,435
Gross profit	42,221	50,507

Operating expenses: (1)
Sales and marketing	20,762	24,126
Product and web site development	6,383	6,887
General and administrative	24,022	22,171
Amortization of intangible assets	151	197
Total operating expenses	51,318	53,381
Operating loss from continuing operations	(9,097)	(2,874)

Interest income, net	135	2,057
Other income, net	105	71
Loss from continuing operations before income taxes	(8,857)	(746)

Provision for income taxes	(96)	(41)

Loss from continuing operations	(8,953)	(787)

Loss from discontinued operations	(356)	(2,574)
Net loss	(9,309)	(3,361)

Convertible preferred stock dividends and related accretion	(1,298)	(1,265)
Net loss applicable to common stockholders	$(10,607)	$(4,626)

Basic net loss per share applicable to common stockholders
Continuing operations	$(0.07)	$(0.01)
Discontinued operations	(0.00)	(0.02)
Basic net loss per share applicable to common stockholders	$(0.07)	$(0.03)

Diluted net loss per share applicable to common stockholders
Continuing operations	$(0.07)	$(0.01)
Discontinued operations	(0.00)	(0.02)
Diluted net loss per share applicable to common stockholders	$(0.07)	$(0.03)

Shares used in calculation of net loss per share applicable to common stockholders:

Basic	153,119	151,215
Diluted	153,119	151,215

(1) Includes stock-based compensation as follows:

Cost of revenue	$37	$38
Sales and marketing	273	106
Product and web site development	140	185
General and administrative	10,423	3,070
	$10,873	$3,399

MOVE, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	Three Months Ended March 31,
	2009	2008
Cash flows from continuing operating activities:	(unaudited)
Loss from continuing operations	$(8,953)	$(787)
Adjustments to reconcile loss from continuing operations to net cash provided by continuing operating activities:
Depreciation	2,619	2,629
Amortization of intangible assets	151	197
Provision for doubtful accounts	542	241
Stock-based compensation and charges	11,022	3,495
Change in market value of embedded derivative liability	(90)	(78)
Other non-cash items	(20)	294
Changes in operating assets and liabilities, net of acquisitions and discontinued operations:
Accounts receivable	675	843
Other assets	(1,029)	(281)
Accounts payable and accrued expenses	2,920	(1,050)
Deferred revenue	(2,821)	1,431

Net cash provided by continuing operating activities	5,016	6,934
Net cash used in discontinued operating activities	(468)	(2,129)
Net cash provided by operating activities	4,548	4,805

Cash flows from investing activities:
Purchases of property and equipment	(2,097)	(3,370)
Purchases of short-term investments	—	(21,494)
Maturities of short-term investments	—	150
Proceeds from sale of assets	2	—
Net cash used in investing activities of continuing operations	(2,095)	(24,714)
Net cash used in investing activities of discontinued operations	—	(107)
Net cash used in investing activities	(2,095)	(24,821)

Cash flows from financing activities:
Proceeds from exercise of stock options	9	759
Payments on capital lease obligations	(251)	(496)
Restricted cash	10	180
Net cash provided by (used in) financing activities	(232)	443

Change in cash and cash equivalents	2,221	(19,573)

Cash and cash equivalents, beginning of period	108,935	45,713

Cash and cash equivalents, end of period	$111,156	$26,140

MOVE, INC. CONSOLIDATED BALANCE SHEETS (in thousands)

	March 31, 2009	December 31, 2008
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$111,156	$108,935
Accounts receivable, net	11,565	12,833
Other current assets	12,535	11,399
Total current assets	135,256	133,167

Property and equipment, net	21,378	21,934
Long-term investments	111,800	111,800
Goodwill, net	16,969	16,969
Intangible assets, net	3,782	3,933
Restricted cash	3,199	3,209
Other assets	874	995
Total assets	$293,258	$292,007

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,497	$4,051
Accrued expenses	27,421	22,747
Obligation under capital leases	88	339
Deferred revenue	21,174	23,991
Line of credit	64,700	64,700
Total current liabilities	116,880	115,828

Other non-current liabilities	1,605	2,043
Total liabilities	118,485	117,871

Series B convertible preferred stock	107,595	106,297

Stockholders’ equity:
Series A convertible preferred stock	—	—
Common stock	154	153
Additional paid-in capital	2,099,960	2,089,964
Accumulated other comprehensive income	(17,234)	(17,183)
Accumulated deficit	(2,015,702)	(2,005,095)
Total stockholders’ equity	67,178	67,839

Total liabilities and stockholders’ equity	$293,258	$292,007

MOVE, INC. SEGMENT OPERATING RESULTS (in thousands)

	Three Months Ended March 31,
	2009	2008
Revenue:	(unaudited)
Real Estate Services	$50,537	$55,794
Consumer Media	4,331	6,148
Total revenue	$54,868	$61,942

Operating income (loss) from continuing operations (1)
Real Estate Services	$12,470	$11,546
Consumer Media	(378)	(653)
Unallocated	(21,189)	(13,767)
Operating loss from continuing operations	$(9,097)	$(2,874)

(1) Includes stock-based compensation as follows:

Real Estate Services	$563	$1,731
Consumer Media	70	84
Unallocated	10,240	1,584
	$10,873	$3,399

MOVE, INC. SEGMENT OPERATING RESULTS NET OF STOCK-BASED COMPENSATION EXPENSE (in thousands)

	Three months ended
	March 31, 2009
	(unaudited)
	Real Estate Services	Consumer Media	Unallocated	Stock-based Compensation	Total
Revenue	$50,537	$4,331	$—	$—	$54,868
Cost of revenue	10,295	1,886	429	37	12,647
Gross profit	40,242	2,445	(429)	(37)	42,221

Sales and marketing	17,688	1,801	1,000	273	20,762
Product and web site development	5,233	528	482	140	6,383
General and administrative	4,288	424	8,887	10,423	24,022
Amortization of intangibles	—	—	151	—	151
Total operating expenses	27,209	2,753	10,520	10,836	51,318

Operating income (loss) from continuing operations	$13,033	$(308)	$(10,949)	$(10,873)	$(9,097)

	Three months ended
	March 31, 2008
	(unaudited)
	Real Estate Services	Consumer Media	Unallocated	Stock-based Compensation	Total
Revenue	$55,794	$6,148	$—	$—	$61,942
Cost of revenue	9,478	1,567	352	38	11,435
Gross profit	46,316	4,581	(352)	(38)	50,507

Sales and marketing	19,266	3,374	1,380	106	24,126
Product and web site development	5,616	445	641	185	6,887
General and administrative	8,157	1,331	9,613	3,070	22,171
Amortization of intangibles	—	—	197	—	197
Total operating expenses	33,039	5,150	11,831	3,361	53,381

Operating income (loss) from continuing operations	$13,277	$(569)	$(12,183)	$(3,399)	$(2,874)

MOVE, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE

OPERATING LOSS FROM CONTINUING OPERATIONS EXCLUDING STOCK-BASED COMPENSATION AND CHARGES, DEPRECIATION, AMORTIZATION, AND NON-RECURRING SEVERANCE COSTS (EBITDA)

(in thousands)

	Three Months Ended March 31,
	2009	2008
	(unaudited)
Operating loss from continuing operations	$(9,097)	$(2,874)

Plus:
Stock-based charges	149	96
Amortization of intangible assets	151	197
Depreciation	2,619	2,629
Stock-based compensation	10,873	3,399
Non-recurring severance costs	1,900	2,010
Adjusted EBITDA	$6,595	$5,457

CONTACT:
The Blueshirt Group
Todd Friedman, 415-217-7722
todd@blueshirtgroup.com
Stacie Bosinoff, 415-217-7722
Stacie@blueshirtgroup.com